Exhibit 10. 44
“[ * ]” denotes confidential information omitted and filed separately with the Securities and
Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the
Securities Exchange Act of 1934, as amended.
[Midway Games Limited Letterhead]
M E M O R A N D U M

To:	Martin Spiess

From:	David Zucker

Date:	April 20, 2007

Re:	Your Personal 2007 Sales Incentive Bonus Plan
The purpose of this memo is to document our understanding regarding the special bonus plan that Midway Games Limited (the “Company”) has agreed to provide to you for the calendar year 2007. We have agreed as follows:
1. Bonus Calculation. Your bonus will be calculated by multiplying your Base Salary by the highest percentage determined based on the conditions set out in the rows of the following table:

	Net Sales is		Bonus Percentage is
	[ * ]		[ * ]
If	[ * ]	then	[ * ]
	[ * ]		[ * ]
	[ * ]		[ * ]
provided, however, that each of the foregoing Net Sales thresholds shall be adjusted as follows for each of the products set forth on the attached 2007 Sales Projections, if any, that is not released in at least one European country by December 31, 2007:
     For the [ * ] threshold, [ * ] of that product’s Total 2007 Projection shall be subtracted; and
     For the [ * ] threshold, [ * ] of that product’s Total 2007 Projection shall be subtracted; and
     For the [ * ] threshold, [ * ] of that product’s Total 2007 Projection shall be subtracted.
“Base Salary” shall mean your annual salary (without deduction of tax or National Insurance Contributions) paid to you during 2007, excluding bonus awards, amounts related to the exercise of stock options or the sale of restricted stock, contributions to employee benefit plans, commissions, tax “gross-ups” on commuting expenses, and any other contractual benefits (such as your car allowance) to which you may be entitled.
“Net Sales” shall mean that portion of Midway Games Inc.’s net sales for 2007 (as stated in Midway Games Inc.’s audited consolidated financial statements for 2007) attributed to the sale of products in territories other than North America, South America, U.S. territories and possessions and military bases, and east Asia (e.g., Japan, South Korea, Viet Nam).
A product’s “Total 2007 Projection” shall mean the total of the amounts set forth for that product under the “TOTAL EUROPE” “Net” column of the attached 2007 Sales Projections. A product is designated by title and platform. “Catalog” does not constitute a product.
“[ * ]” denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

2. Payment of Bonus. As soon as practicable after calculation of your bonus (expected to be approximately [ * ]) your bonus shall be distributed to you. Any bonus to be paid shall be subject to applicable taxes (including, without limitation, any applicable government deductions such as National Insurance Contributions) before payment. If you become an officer of Midway Games Inc. or your compensation otherwise becomes subject to the review of the Compensation Committee of the Board of Directors of Midway Games Inc., your bonus will be subject to prior approval of the Compensation Committee of the Board of Directors of Midway Games Inc.
3. Eligibility. Notwithstanding any other provisions of this memo, you will not be entitled to payment of any bonus pursuant to this memo if you:
     (i) are not actively employed by the Company on the date of payment of the bonus;
     (ii) have given to or received from the Company notice of termination of your employment;
     (iii) are on garden leave;
     (iv) have been continuously absent from the office for more than four (4) weeks on sick leave; or
     (v) are on unpaid leave of more than two (2) weeks with the Company’s agreement.
4. Entire Agreement. This memo replaces and supersedes all previous schemes or plans of the Company under which you may be entitled to receive bonuses. In addition, this memo supersedes and replaces any and all prior and contemporaneous agreements with respect to bonuses, whether written or oral, between the Company or its affiliates and you, including, without limitation, the performance bonus referenced in the letter offering you employment with the Company. Any decision by the Company to not exercise one or more of its rights under this memo shall not be deemed a waiver of its right to exercise such rights in the future.
* * *
If you agree that this memo accurately reflects our understanding, please so indicate by signing below.

Accepted and agreed:	/s/ Martin Spiess
Martin Spiess

Dated:	4/23/07
“[ * ]” denotes confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.